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     AGREEMENT FOR SOFTWARE SERVICES IN RELATION TO PHOENIX BANKING SOFTWARE

THIS AGREEMENT is made on September 30, 1998

BETWEEN

1. SIEMENS NIXDORF INFORMATION SYSTEMS PTY LIMITED (ACN 000 647 843) of registered office 655 Pacific Highway, St Leonards, NSW, 2065 (SNI)

2. THE CUSTOMER REFERRED TO IN ITEM II OF THE FRONT COVER OF THIS AGREEMENT at the address referred to in Item II of the front cover of this agreement (Customer or Phoenix)

AGREEMENT

Customer wishes to avail itself of the services of SNI. This agreement sets out the terms and conditions under which SNI will provide services to Customer.

ITEM I
Term of agreement:         From September 30, 1998 until December 31, 2001

ITEM II
Customer Company
Name:                Phoenix International Ltd., Inc.
Contact:             Raj Shivdasani
ACN/ARBN:            n/a
Street Address:      500 International Parkway
Suburb:              Orlando, Florida, USA___________Postcode:__________________
Telephone:           (407) 548-5100__________________Fax:_______________________



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executed as an agreement:

SIGNED by an authorised representative for SIEMENS NIXDORF INFORMATION SYSTEMS PTY LIMITED in the presence of

/s/ Scott Barlow
---------------------------------
Signature of witness

Scott Barlow
---------------------------------
Name of witness (print)

---------------------------------
Address of witness

---------------------------------
By executing this agreement the signatory warrants that the signatory is authorised to execute this agreement on behalf of Siemens Nixdorf information Systems Pty Ltd



SIGNED by an authorised representative for CUSTOMER in the presence of

/s/ Bahram Yusefzadeh
---------------------------------
Signature of witness

Bahram Yusefzadeh
---------------------------------
Name of witness (print)

---------------------------------
Address of witness

---------------------------------
By executing this agreement the signatory warrants that the signatory is authorised to execute this agreement on behalf of Customer





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                              OPERATIVE PROVISIONS


1.       DEFINITIONS

1.1      DEFINITIONS

In this agreement, unless the context requires otherwise:

BUSINESS DAY means a day on which trading banks are open for regular business in New South Wales.

COMMENCEMENT DATE means September 30, 1998.

CONFIDENTIAL INFORMATION of a party means information that:

(a)      is by its nature confidential;

(b)      is designated by a party as confidential; or

(c) the other party knows or ought reasonably to know is confidential; and includes without limitation:

(d) information comprised in or relating to the Intellectual Property Rights of a party;

(e)      all trade and business secrets of a party;

(f) information relating to financial position, assets or liabilities of a party;

(g)      information relating to internal management or structure of a party;

(h) information required by law or any governmental agency to be kept private and confidential;

(i)      all Customer Software and Software documentation.

DOCUMENTS includes software (including source code and object code versions), and other documents containing Confidential Information, including all copies of and extracts from the same.

EXISTING TAXES means all Taxes existing as at the Commencement Date.

INTELLECTUAL PROPERTY RIGHTS includes copyright, trade secrets, confidential information, trademark, design, patent, semi-conductor or circuit layout rights, trade name or other proprietary rights or any rights to registration of such rights whether created before, on or after the commencement of this agreement.

LICENCES means a non-exclusive, royalty free, source and object code licence from Customer to SNI to adapt, modify, use and improve the Software for the purpose of performing the services under this agreement on Customer's standard terms and conditions as set out in Schedule 3.

MASTER SCHEDULE means the document named "Master Schedule" agreed between the parties and attached to this agreement.

NEW TAXES means:

(a) any Taxes imposed or levied after the Commencement Date or announced to have retrospective application from a date before the Commencement Date including without limitation a goods and services tax, consumption tax, value added tax or taxes with similar or like effect to such taxes; and

(b)      excludes Existing Taxes.



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PERSONNEL of a party means:

(a)      that party's employees, agents and subcontractors; and

(b)      employees and agents of the party's subcontractors.

RELATED BODY CORPORATE has the meaning given in section 50 of the Corporations Law.

RESOURCE BASELINE, PERSONNEL RESOURCE BASELINE AND INFRASTRUCTURE RESOURCE BASELINE have the meanings ascribed thereto in the Master Schedule.

SECURITY PROCEDURES mean the security procedures set out in Schedule 1.

SNI INTELLECTUAL PROPERTY means:

(a) Intellectual Property Rights held by or on behalf of SNI prior to the Commencement Date; and

(b) any modification, adaptation, enhancement or improvement of such rights after the Commencement Date.

SOFTWARE means the Customer's banking software as more particularly described in
Schedule 2.

TAXES means taxes, duties or charges levied or imposed by a government authority from time to time on SNI in relation to the provision of services under this agreement other than any tax on the net income of SNI, payroll taxes, workers compensation charge, superannuation levies or any other charges or taxes payable in respect of SNI employees.

1.2      INTERPRETATION

In this agreement unless the context otherwise requires:

(a) a reference to a clause means a reference to a clause of this agreement;

(b) a reference to "this agreement" or to any specified provision of this agreement or to any other agreement or document means a reference to this agreement or the specified provision of this agreement or that other agreement or document as amended or substituted with the agreement of the relevant parties and in force at any relevant time;

(c)      references to dollars are to Australian dollars.

1.3      PRECEDENCE

In the event of inconsistency:

(a) a clause of this agreement takes precedence over any schedule or annexure to this agreement;

(b) a schedule or annexure to a document incorporated by reference to part of this agreement, takes precedence over the body of that document;

(c) the Master Schedule takes precedence over Customer policies and procedures notified to SNI.

2.       ENGAGEMENT

2.1      ENGAGEMENT

Customer engages SNI to provide personnel and infrastructure resources in accordance with the Master Schedule attached hereto.


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2.2      NON-EXCLUSIVITY

(a) Subject to paragraph (b), nothing in this agreement restricts SNI from providing any of its services to any third party.

(b) SNI must not use any of the resource baselines set out in the Master Schedule for the benefit of any third party unless SNI and Customer agree otherwise.

3.       TERM

(a) This agreement commences on the Commencement Date and continues for the duration specified in item I (TERM) of the front cover of this agreement. Subject to paragraph (b) this agreement is automatically extended for periods of 1 year (SUBSEQUENT TERM) at the end of the Term or then Subsequent Term.

(b) Either party may terminate this agreement by giving 180 days notice prior to the end of the Term or then Subsequent Term.

4.       WORK

4.1      PERFORMANCE OF SERVICES

All resources provided hereunder shall be made available to perform services for Customer in relation to the Software as required by Customer. All software development and other work requested by Customer shall be performed in accordance with Customer`s policies and procedures as provided to SNI from time to time in writing.

4.2      RESOURCES

SNI must provide the resource baselines set out in the Master Schedule to perform services as requested by Customer from time to time.

4.3      PERFORMANCE OBLIGATIONS

(a) Utilising the Resource Baseline, SNI shall perform all services requested by Customer to the extent to which the services can be performed utilising the then current resource baseline. If Customer requests services which require changes or additions to the Resource Baseline, SNI shall not be obliged to perform those services until a revised Resource Baseline is agreed in accordance with the Master Schedule.

(b) In using Software to perform services under paragraph (a), SNI must comply with the Security Procedures and the License Terms.

5.       CUSTOMER'S OBLIGATIONS

During the term of this agreement Customer must:

(a)      grant SNI the Licences; and

(b)      promptly deliver to SNI, at Customer's cost:

         (i)     object and source code versions of the Software; and

         (ii) any other materials, Documents or software reasonably requested by SNI to enable SNI to perform the services set out in this agreement.


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6.       FEES

6.1      CALCULATION OF FEE

(a) In consideration for SNI providing the baseline resources set out in the Master Schedule, Customer must pay the Infrastructure Resource Baseline fee set out in the Master Schedule.

(b) In addition to paragraph (a), Customer must pay SNI the Personnel Resource Baseline fees set out in the Master Schedule.

(c) All of payments under paragraphs (a) and (b) must be in accordance with the process and calculation as set out in the Master Schedule.

6.2      TAXES

(a) Except as otherwise expressly provided, all amounts payable to SNI under this agreement are net amounts payable and exclusive of all Existing Taxes and New Taxes.

(b) Any increase in Existing Taxes and all New Taxes (less any credits and rebates available against such taxes) are payable by Customer.

7.       CONFIDENTIALITY

7.1      OBLIGATION OF CONFIDENTIALITY

Each Party must, and must ensure that its Personnel:

(a)      keep the other party's Confidential Information confidential;

(b) use the other party's Confidential Information solely for the purposes of this agreement;

(c) disclose the Confidential Information of the other only to those of its Personnel and professional advisers who have a reasonable need to know such information in order for the Party to perform its duties hereunder; and

(d) not disclose any of the other party's Confidential Information to any third party;

7.2      NO BREACH

Neither Party is in breach of the obligations imposed by this clause 7 (CONFIDENTIALITY) where the information referred to in clause 7.1 (OBLIGATION OF CONFIDENTIALITY):

(a) is or becomes public knowledge other than by breach of clause 7.1 (OBLIGATION OF CONFIDENTIALITY);

(b) is in the possession of that party without restriction in relation to disclosure before the date of receipt;

(c)      is required by law to be disclosed; or

(d)      has been independently developed or acquired by that party.

7.3      DEEDS OF CONFIDENTIALITY

At Customer's request, SNI must cause any of SNI's Personnel involved in performing any services under this agreement to execute confidentiality undertakings in favour of Customer in SNI's standard form.

8.       NO REPRESENTATIONS

Each party shall not make representations to third parties regarding:



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(a)      this agreement;

(b)      its relationship with the other under this agreement; or

(c) any other aspect of the services performed under this agreement, without the prior express written consent of the other party.

9.       WARRANTY

(a) SNI warrants that it will perform the services under this agreement with due skill and care. If the Customer considers that SNI is in breach of this warranty in relation to any work product resulting from any services performed by SNI under this agreement (WORK PRODUCTS) then Customer must notify SNI of this alleged breach of warranty...

(b)      Customer's only remedy for actual breach of the warranty in paragraph
         (a) is for SNI to promptly reperform the services relating to the relevant Work Product.

(c) Irrespective of anything else contained in this agreement, SNI is not liable for any cost loss or damage suffered by Customer as a result of Work Product produced solely under the direction of Customer or for any act or omission made by SNI under the direction of Customer.

10.      TERMINATION

Either party may at its sole discretion terminate this agreement by giving notice at any time with immediate effect if:

(a) the other party is in breach of any of the terms of this agreement and has not corrected such breach within 60 days notice. In the case of an alleged breach of clause 9(a), Customer is not entitled to terminate the agreement for so long as SNI is undertaking corrective action under clause 9(b); or

(b) the other party becomes bankrupt, or goes into liquidation, voluntary administration or any other external administration, or makes a compromise or arrangement with creditors generally.

11.      EFFECT OF TERMINATION

11.1     CUSTOMER DEFAULT

If SNI terminates this agreement under clause 10 (TERMINATION), then Customer must pay SNI the termination fees and payments set out in the Master Schedule (TERMINATION CHARGES).

11.2     TERMINATION CHARGES

The parties acknowledge and agree that the Termination Charges:

(a)      have been discussed and negotiated between the parties; and

(b) represent a genuine pre-estimate of the loss that SNI will suffer as a result of early termination of this agreement.

11.3     SNI DEFAULT

If Customer terminates this agreement in accordance with clause 10 (TERMINATION), then Customer is only liable for fees incurred prior to that termination.

11.4     DISENGAGEMENT AND RETURN OF MATERIALS

On termination of this agreement, each party must return or cause the return of all Documents and other materials relating to or concerning any Confidential Information, and all materials supplied to the other party or otherwise in




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their possession or within their control and containing or pertaining to any
Confidential Information, including all copies of those documents and materials then in existence. In the event of lawful termination as a result of SNI's default or on expiration of this Agreement, the Parties must comply with the provisions of clause 1.4 of the Master Schedule.

11.5     NO PREJUDICE TO RIGHTS

Termination of this agreement does not prejudice any rights or remedies already accrued to any party under, or in respect of any breach of, this agreement.

12.      LIABILITY


12.1     LIABILITY LIMITATION - CUSTOMER

Except for:

         (i)      personal injury, sickness or death;

         (ii)     damage to tangible property; or

         (iii) material breach of the confidentiality provisions of this Agreement.

Customer's only liability for breach of this agreement is:

(a) payment of the Termination Charges as referred to in clause 11.1 (CUSTOMER DEFAULT) and set out in the Master Schedule; and

(b)      any other charges due and payable under this agreement.

12.2     ASSESSMENT OF SERVICES

Customer acknowledges that in entering into this agreement and in submitting any request for services it has relied upon its own experience, skill and judgement to evaluate the services and that it has satisfied itself as to the suitability of the Resource Baseline to meet its requirements.

12.3     LIABILITY LIMITATION - STATUTORY

To the extent that SNI is able to limit the remedies available under this agreement, SNI expressly limits its liability for breach of a condition or warranty implied by virtue of any legislation to, the choice of which is to be at SNI's sole discretion:

(a)      in the case of goods any one or more of the following:

         (i)      the replacement of the good or the supply of equivalent goods;

         (ii)     the repair of the goods;

         (iii) the payment of the cost of replacing the goods or of acquiring equivalent goods;

         (iv)     the payment of the cost of having the goods repaired; or

(b)      in the case of services:

         (i)      the supply of the services again; or

         (ii)     payment of the cost of having the services supplied again.



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12.4     LIABILITY LIMITATION - GENERAL

(a) No action, regardless of form, arising out of or relating to this agreement may be brought by either party against the other more than two years after that cause of action arose.

(b) The maximum aggregate liability of SNI whether for breach of this agreement or in negligence or any other tort or for any other common law or statutory cause of action arising from this agreement is, except in relation to liability for:

         (i)      personal injury, sickness or death;

         (ii)     damage to tangible property;

         (iii) material breach of the confidentiality provisions of this Agreement;

         (iv)     material breach of License Terms or Security Procedures.

         limited to the fees paid by Customer to SNI under this agreement in the six months immediately prior to the time the cause of action arose.

12.5     LIABILITY LIMITATION- CONSEQUENTIAL DAMAGES

In no event is either party liable under or relating to this agreement for any indirect, special, economic or consequential loss or damage or loss of revenue, profits, goodwill, bargain or opportunities or loss or corruption of data or loss of anticipated savings whether caused by negligence or otherwise and whether or not such party was aware or should have been aware of the possibility of such loss or damage.

13.      NO POACHING

(a) Except as set forth in clause 1.4 of the Master Schedule or as otherwise agreed in writing, neither party may solicit for employment nor employ or engage as an independent contractor, whether directly or indirectly through an associated or subsidiary company or otherwise, from the Commencement Date until the expiration of six (6) months after the expiration or termination of this agreement any person who is employed or contracted by the other party during the term of this agreement.

(b) If Customer is in breach of paragraph (a), then without limiting SNI's rights, customer must pay SNI the daily charge of the employee employed by Customer under paragraph (a) for a period of 6 months immediately following the date of their engagement by Customer for each day of that six month period, weekends and public holidays in the State of New South Wales, Australia being excluded.

(c)      The parties agree that the amounts set out in paragraph (b):

         (i)      have been discussed and negotiated between the parties; and

         (ii) represent a genuine pre-estimate of the loss SNI will suffer as a result of Customer being in breach of paragraph (a) including without limitation the investment made in the employee.

14.      INTELLECTUAL PROPERTY

14.1     NEW INTELLECTUAL PROPERTY

(a) Subject to paragraph (d) all software, documentation and associated Intellectual Property Rights therein created by SNI or any of its Personnel during the performance of services under this agreement including, without limitation, any development, modification, change, enhancement or compilation of the Software but excluding SNI Intellectual Property (NEW INTELLECTUAL PROPERTY) shall vest in the Customer.

(b)      SNI assigns and must procure that its Personnel assign to Customer:



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         (i)     any and all copyrights that SNI or its sub-contractors are entitled to in New Intellectual Property as an assignment of future property under section 197 of the Copyright Act 1968
                 (Cth) and in equity; and

         (ii) all Intellectual Property Rights (other than copyright) that SNI or its sub-contractors are entitled to in New Intellectual Property, without need for further assurance.

(c) SNI must use reasonable endeavours to ensure that none of SNI's Personnel use or cause to be used any Intellectual Property Rights belonging any third party in the performance of duties pursuant to this agreement.

(d) SNI, at the expense of Customer, shall execute and deliver all other assignments and other documents reasonably requested by Customer to give effect to the terms of this Section.

(e) Nothing in this agreement transfers to Customer any right, title or interest in any SNI Intellectual Property.

14.2     CUSTOMER IP WARRANTY

Customer warrants that the use by SNI and its Personnel of the Software and any other materials licensed or provided to SNI under this agreement does not infringe any Intellectual Property Rights of any third party.

14.3     SNI IP INDEMNITY

(a) SNI indemnifies the Customer against any liability under any final judgement in proceedings brought by a third party against Customer, determining that Customer's use of any work product provided to Customer under this agreement (WORK PRODUCT) constitutes an infringement of a third person's copyright.

(b) SNI will only be liable under paragraph (a) if Customer:

         (i) notifies SNI as soon as practicable of the infringement or alleged infringement;

         (ii) gives SNI the option to conduct the defence of the claim, including negotiations for settlement or compromise before the institution of legal proceedings;

         (iii) provides SNI with reasonable assistance in conducting the defence of the claim;

         (iv) permits SNI to modify, alter or substitute the Work Product at its own expense, to render it non-infringing; and

         (v) authorises SNI to procure for Customer the authority to continue the use and possession of the Work Product.

(c) SNI is not liable to indemnify the Customer under paragraph (a) if and to the extent that the infringement arises from:

         (i) use of the Work Product in combination by any means or in any form with computer programs not specifically approved in writing by SNI;

         (ii) use of a superseded or altered release of the Work Product if the infringement would not have occurred if the current or unaltered release of the Work product was used;

         (iii) the combination, operation or use of any Work Product supplied under this agreement with software, hardware or other material not supplied by SNI if the infringement would not have occurred if the Work Product had been used without the software, hardware or other material;

         (iv) use of the Work Product in a manner or for a purpose not reasonably contemplated or authorised by this agreement;



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         (v)      modification or alteration of the Work Product without the prior consent of SNI or by a person other than SNI if the infringement would not have occurred but for such modification or alteration;

         (vi) any transaction entered into by Customer in breach of this agreement or relating to the Work Product without SNI's prior consent.

(d) The Customer must indemnify SNI against any loss, cost, expense or demand, whether direct or indirect, arising out of the claim by a third party alleging infringement of that person's Intellectual Property Rights including copyright, if:

         (i)      the claim arises from any event specified in paragraph (c);

         (ii) the ability of SNI to defend a claim has been prejudiced by the failure of Customer to comply with its obligations under paragraph (b); or

         (iii) the claim arises out of SNI's use of information or specifications provided to SNI by Customer (including, without limitation information in Customer's policies and procedures to develop, modify or alter the Work Product.

(e)      If SNI does not exercise its right set out in paragraphs (b)(iv) and
         (b)(v), then SNI may refund any fees paid by Customer for the relevant Work Product and upon such refund this agreement is terminated. The refund of such fees is SNI's sole and exclusive liability to Customer for breach under this clause 14.2 (SNI IP INDEMNITY).

(f)      SNI must, and must procure that its Personnel:

         (i) waive any rights SNI or its Personnel may have to be named as the author of any Work Product;

         (ii)     not object to Customer claiming authorship of any Work
                  Product; and

         (iii) not object to Customer changing, modifying or deleting any aspect of any Work Product.

         Nothing in this clause in any way alters the scope, or nature of the indemnity, indemnity carve outs or obligations on either party set out in clauses 14.3 (a), (b), (c) and (d).

14.4     CUSTOMER IP INDEMNITY

(a) Customer indemnifies SNI against any liability under any final judgement in proceedings brought by a third party against SNI, determining that SNI's use of any Software and other Materials provided to SNI under this agreement (SOFTWARE AND MATERIALS) constitutes an infringement of a third person's Intellectual Property Rights.

(b)      Customer will only be liable under paragraph (a) if SNI:

         (i) notifies Customer as soon as practicable of the infringement or alleged infringement;

         (ii) gives Customer the option to conduct the defence of the claim, including negotiations for settlement or compromise before the institution of legal proceedings;

         (iii) provides Customer with reasonable assistance in conducting the defence of the claim;

         (iv) permits Customer to modify, alter or substitute the Software and Materials at its own expense, to render it non-infringing; and

         (v) authorises Customer to procure for SNI the authority to continue the use and possession of the Software and Materials.


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(c)      Customer is not liable to indemnify the SNI under paragraph (a) if and to the extent that the infringement arises from:

         (i) use of the Software and Materials in combination by any means or in any form with computer programs not specifically approved in writing by Customer;

         (ii) use of a superseded or altered release of the Software and Materials if the infringement would not have occurred if the current or unaltered release of the Software and Materials was used;

         (iii) the combination, operation or use of any Software and Materials supplied under this agreement with software, hardware or other material not supplied by Customer if the infringement would not have occurred if the Software and Materials had been used without the software, hardware or other material;

         (iv) use of the Software and Materials in a manner or for a purpose not reasonably contemplated or authorised by this agreement;

         (v) modification or alteration of the Software and Materials without the prior consent of Customer or by a person other than Customer if the infringement would not have occurred but for such modification or alteration; or

         (vi) any transaction entered into by SNI in breach of this agreement or relating to the Software and Materials without Customer's prior consent.

15.      RELATIONSHIP

The relationship between the Customer and SNI is that of principal and contractor. Nothing in this agreement will be taken as constituting Customer or any servant, agent or contractor of Customer as an employee or servant of SNI or any of its Related Body Corporate. Notwithstanding clause 7 (CONFIDENTIALITY), each party, its employees and independent contractors, are free to use and disclose ideas, concepts and techniques relating to software development and data processing (except for Customer confidential information contained in the Software or Software Documentation), so long as such use or disclosure does not constitute an infringement of copyright or patent.

16.      NOTICE

(a) A notice, consent, request or any other communication under this agreement must be in writing and must be left at the address of the addressee, or sent by prepaid post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee as specified on the front cover of this agreement or sent to any other address or facsimile number the addressee requests.

(b) A notice, consent, request or any other communication is deemed to be received:

         (i)      if by delivery, when it is delivered;

         (ii) if a letter, three days after posting (seven, if posted to or from a place outside Australia); and

         (iii) if a facsimile, at the time of dispatch if the sender receives a transmission report which confirms that the facsimile was sent in its entirety to the facsimile number of the recipient.

17.      GENERAL

17.1     SURVIVAL

All obligations of the parties which expressly or by their nature survive the termination of this agreement continue in full force and effect notwithstanding such termination.



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17.2     ASSIGNMENT

(a) Customer must not assign its rights and obligations under this agreement, except to a Related Body Corporate, without the prior written consent of SNI.

(a) Customer agrees that SNI may transfer, assign or novate its obligations under this agreement to its related company, Siemens Ltd. Subject to the foregoing, SNI may not transfer, assign or novate any of its rights or obligations under this agreement, except to a Related Body Corporate, without the prior written consent of Customer.

17.3     WAIVER

A provision or a right under this agreement cannot be waived except in writing signed by the party granting the waiver, or varied except in writing signed by the parties.

17.4     SEVERABILITY

If any part or a provision of this agreement is judged invalid or unenforceable in a jurisdiction and does not go to the essence of this agreement it is severed for that jurisdiction and the remainder of this agreement continues to operate.

17.5     GOVERNING LAW AND JURISDICTION

This agreement is governed by the law of New South Wales, Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

17.6     VARIATION

This agreement cannot be changed or modified in any way, after it has been signed except in writing signed by authorised representatives of both Customer and SNI.

17.7     ENTIRE AGREEMENT

This agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

17.8     FORCE MAJEURE

(a) Neither party is liable for any damages or any remedies if it is delayed in the performance of any of its obligations except an obligation to pay money under this agreement where such delay is caused by circumstances beyond its reasonable control. In such circumstances the other party shall extend a reasonable extension of time for the performance of those obligations.

(b) If an event described in paragraph (a) prevents the performance of a party's obligations for a period of more than 4 months, the other party may terminate the Agreement on 14 days written notice to the first party




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                                   SCHEDULE 1

                    SECURITY PROCEDURES FOR PHOENIX SOFTWARE

1. The information contained in the Phoenix Banking System and other Phoenix Software is highly proprietary and confidential information belonging to Phoenix International Ltd., Inc. SNI is responsible for the security and safekeeping of such information, including all copies of the Source Code and Source Code Documentation for such Software. It is each employee's duty to follow the procedures set forth below to ensure SNI's compliance with its security obligations.

2. Strict security measures are necessary to insure the safety and security of the Phoenix Source Code and other proprietary information.

3. Only those employees who need to have access to the Phoenix Source Code and Source Code Documentation shall be authorized for access by SNI. SNI shall keep a list of such authorized employees. Only authorized employees shall be allowed access to the Source Code and Source Code Documentation.

4. The Source Code and Source Code Documentation shall be kept in a secure area at all times. Only authorized employees shall have access to such area.

5. During non-working hours, all hard copies of the Source Code and Source Code Documentation and all computer disks, tapes, CDs and other media containing copies of the Source Code and Source Code Documentation shall be kept in a locked and secure file cabinet or safe.

6. All Source Code accessible on a computer or computer network shall be secured with an encrypted security scheme with password protection. A separate password shall be allocated to each employee with access to the Source Code and Source Code Documentation, and all access by any person shall be recorded and logged by name and password. Passwords shall be changed periodically, but no less than quarterly.

7. Computers which are logged in for access to the Source Code or Source Code Documentation shall never be left unattended by authorized personnel. All employees shall log off of computers before leaving them unattended.

8. A written record shall be kept of the number and location of all copies of the Source Code, Object Code, Documentation and Source Code Documentation for the Phoenix Software. Each employee shall keep a detailed record of all changes made to the Source Code. SNI shall keep a comprehensive and thorough record of all changes to the Source Code.

9. Prior to disposal of any media or materials that contain any part of the software, documentation, other proprietary or confidential information of Phoenix, SNI and its employees shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

                                   SCHEDULE 2

                          BANKING SOFTWARE DESCRIPTION

      Phoenix Banking System International Version 2.02 and later versions.

                                   SCHEDULE 3

                             CUSTOMER LICENCE TERMS

1  DEFINITIONS.

1.1 "Licensed Products" means the Software, including object and source code, associated documentation and development level or technical documentation for the source code or object code which may be provided to SNI from time to time.

1.2 "Territory" means Australia.

2 SOURCE CODE LICENSE. Phoenix hereby grants to SNI, and SNI accepts, subject to the terms and conditions set forth herein and in the associated Agreement, a license (limited as specified herein) to develop, modify, change, enhance, and compile the Licensed Products as necessary to fulfil its software development responsibilities to Phoenix.

3  RESTRICTIONS.

3.1 SNI may copy the Licensed Products only as required to perform its duties hereunder. The Licensed Products shall not be provided to any third party for use, evaluation or any other purpose, except as allowed under written agreement with Phoenix. SNI shall not use the source code and associated documentation for the Software for any purpose other than as expressly authorised herein shall not provide such source code or documentation to any other party under any circumstances.

3.2 Phoenix, or its authorised agent, shall have the right to audit SNI for compliance with the terms of this Licence. SNI shall provide Phoenix or such agent access during regular business hours to SNI's premises and books and records as necessary for any such audit upon 2 day's written notice from Phoenix. Phoenix may only exercise its rights under this clause 3.2 to a maximum of once in any period of six months.

4  TITLE; INTELLECTUAL PROPERTY.

4.1 The Licensed Products are protected by U.S., Australian, and other international copyright laws, treaties and conventions, the Licensed Products are copyrighted works under U.S. and foreign laws, and the Licensed Products are protected as trade secrets and Confidential Information of Phoenix. Phoenix retains all right, title, and interest in and to the Licensed Products, and all intellectual property rights contained therein, subject only to the limited license granted to SNI in this Agreement and any other written agreement between Phoenix an SNI. SNI shall assist Phoenix, at Phoenix's request, in perfecting and maintaining Phoenix's rights under copyright law in each country in the Territory by advising Phoenix of any special registration, recording or notice requirements.

4.2 SNI may not distribute, sell, sublease, assign, give, or transfer in any way any copies of the Licensed Products except as provided by written agreement with Phoenix.

4.3 SNI shall notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Licensed Products, and shall cooperate with Phoenix and assist in the prosecution of Phoenix's claims, at Phoenix's cost and expense charged by SNI at SNI's then current time and materials rates. Phoenix shall be entitled to retain any proceeds from such claims, including settlement amounts.


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